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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
General Mills, Inc.:



We consent to the use of our reports dated June 25, 2001 with respect to the consolidated financial statements of General Mills, Inc. incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in this prospectus.

We consent to the use of our report dated November 7, 2001, relating to the combined balance sheets of The Pillsbury Company, its subsidiaries and its related entities, a Business of Diageo plc., as of June 30, 2001 and 2000, and the related combined statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended June 30, 2001, incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in this prospectus.



                                           /s/ KPMG

Minneapolis, Minnesota
February 8, 2002